UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 13, 2023
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2023, the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) approved an amendment and restatement of the bylaws of the Company (the “Amended Bylaws”), which became effective the same day. The Amended Bylaws revise and clarify procedural and disclosure requirements for the Company’s stockholders proposing business for consideration or nominating directors for election at meetings of stockholders, including in order to provide an orderly process in consideration of the U.S. Securities and Exchange Commission’s recently adopted “universal proxy card” rules by, among other things:
•combining Sections 2-8, 2-9 and 2-10 into a new Section 2-8 that enhances the disclosure requirements for stockholders intending to nominate directors or propose other business (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (“Proposing Stockholders”) at meetings of stockholders, including without limitation, to:
◦require a Proposing Stockholder’s notice to provide more inclusive disclosures and representations in respect of any proposed nominee;
◦require a Proposing Stockholder’s notice to provide more inclusive disclosures and representations in respect of the Proposing Stockholder, including, among other things, information about other stockholders or beneficial owners known to be supporting the nomination; and
◦clarifying that certain required disclosures and representations applicable to a Proposing Stockholder also apply to any beneficial owner of stock on whose behalf the nomination is made, and any person acting in concert with the Proposing Stockholder or such beneficial owner;
•including in Section 2-8(f) a requirement that, in connection with the nomination of persons for election to the Board:
◦prior to submitting the Proposing Stockholder’s notice, a Proposing Stockholder request from the Secretary in writing the required forms of questionnaire, representation, and agreement;
◦the Proposing Stockholder’s notice include the completed questionnaire signed by each proposed nominee regarding his or her background and qualifications;
◦the Proposing Stockholder’s notice include the representation and agreements signed by, as applicable, the Proposing Stockholder, each proposed nominee, and any other person on whose behalf the nomination is made (each, an “Applicable Person”), pursuant to which, such Applicable Person agrees to, among other things, update and supplement the disclosures in the Proposing Stockholder’s notice so that such notice is true and accurate as of the record date and as of the date that is the 10th business day prior to the stockholder meeting or any adjournment or postponement thereof;
•including in Section 2-8(g) a provision that the Company may, as a condition of any nomination being deemed properly brought by a Proposing Stockholder before a stockholder meeting, require any Applicable Person to provide additional information that could be (i) material to a reasonable stockholder’s understanding of the qualifications, fitness and/or independence of any proposed nominee, or (ii) reasonably required by the Company to assess the independence or expertise of the proposed nominee or whether such proposed nominee meets the requirements for membership on any committee of the Board.
The amendments also require that a Proposing Stockholder (i) use a proxy card color other than white and (ii) comply (and upon request by the Company, provide reasonable evidence that it has done so) with all applicable law, rules and regulations, including with respect to Rule 14-6 and Rule 14a-19 under the Exchange Act. The amendments also clarify and set forth the actions that the Board of Directors or the chair of a stockholders meeting may take in the event that either of them determine that the requirements set forth in the Amended Bylaws related to director nominations or the proposal of business at a stockholder meeting have not been met, including by clarifying that, unless required by applicable law, if the Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and subsequently fails either to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act or to timely provide reasonable evidence to the Company that the Proposing Stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act, then such nomination will be disregarded, notwithstanding any proxies or votes the Company has received in respect of the Proposing Stockholder’s proposed nominees. The amendments further provide that votes received for any disqualified or withdrawn nominee will be treated as abstentions.

In addition, the Amended Bylaws include certain administrative, modernizing, clarifying and conforming changes, including updates to reflect recent developments under Delaware law, such as clarifying that meetings of stockholders may, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under applicable Delaware law.
The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.01 and incorporated herein by reference
Item 9.01    Exhibits.
(d). Exhibits
Exhibit
No.     Item
3.01    By-Laws of Toll Brothers, Inc., as Amended and Restated June 13, 2023

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	June 14, 2023	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

3